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                                                                  EXHIBIT (b)(2)

June 13, 2000


Van Kampen Prime Rate Income Trust
Van Kampen Senior Floating Rate Fund
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

Ladies and Gentlemen:

You and we are parties to that certain Credit Agreement dated as of April 17, 1997 and amended and restated pursuant to a Second Amendment of Credit Agreement dated as of June 14, 1999 (the "Credit Agreement"). Terms used herein shall, unless otherwise defined herein or the context otherwise requires, have the meanings assigned to such terms in the Credit Agreement as amended hereby.

You and we have agreed that, effective as of the date of this letter agreement, the date June 13, 2000 appearing in clause (a) of the definition of the term Commitment Termination Date set forth in the Credit Agreement shall be amended to read September 13, 2000.

The agreement of the Banks and the Agent to make such amendment is conditioned on the following:

     (1) your execution of 12 counterparts of this letter agreement and delivery of such counterparts to the Agent no later than 10:00 a.m. (Central time) on June 13, 2000 and the following conditions; and

     (2) that (i) no Default shall have occurred and be continuing as of the date upon which you shall be deemed to have executed this letter agreement, such execution to be deemed to be a certification by each of you to that effect and to the effect that each representation and warranty of each of you set forth in Article 5 of the Credit Agreement, as amended hereby, is true and correct as of the date hereof as though made on and as of such date, and (ii) each of you shall have furnished the Agent and the Banks such further documents as may be reasonably requested by the Agent and/or the Banks through the Agent.

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Van Kampen Prime Rate Income Trust
Van Kampen Senior Floating Rate Fund
June 13, 2000



The Credit Agreement as amended hereby shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Credit Agreement in any other agreement or document shall hereafter be deemed to refer to the Credit Agreement as amended hereby. In addition, each reference in the Credit Agreement to the terms "this Agreement," "hereunder," "hereof" or terms or words of similar import shall hereafter mean the Credit Agreement as amended hereby.

Please indicate your acceptance of the foregoing terms and conditions by signing the enclosed 12 counterpart copies of your signature page to this letter agreement and returning them to the Agent.

Very truly yours,

BANK OF AMERICA, N.A., as Agent



By:      /s/    Gary R. Peet
    ------------------------------------------
Title:          Managing Director
      ----------------------------------------


BANK OF AMERICA, N.A., as a Bank



By:      /s/    Gary R. Peet
    ------------------------------------------
Title:          Managing Director
      ----------------------------------------



THE BANK OF NEW YORK



By:      /s/    Robert Darmanin
    ------------------------------------------
Title:          Vice President
      ----------------------------------------


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Van Kampen Prime Rate Income Trust
Van Kampen Senior Floating Rate Fund
June 13, 2000


BAYERISCHE HYPO-UND
VEREINSBANK AG, New York branch


By:      /s/    Sessa Von Richthofen
    ------------------------------------------
Title:          Associate
      ----------------------------------------
By:      /s/    David A. Lefkovits
    ------------------------------------------
Title:         Managing Director
      ----------------------------------------


FLEET NATIONAL BANK


By:      /s/    Lawrence Bigelow
    ------------------------------------------
Title:          Managing Director
      ----------------------------------------


STATE STREET BANK AND TRUST COMPANY


By:      /s/    Steven Caron
    ------------------------------------------
Title:          Vice President
      ----------------------------------------


CITIBANK, N.A.


By:      /s/    Pierre Guigui
    ------------------------------------------
Title:          Vice President
      ----------------------------------------



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Van Kampen Prime Rate Income Trust
Van Kampen Senior Floating Rate Fund
June 13, 2000


COMMERZBANK AKTIENGESELLSCHAFT,
NEW YORK BRANCH


By:      /s/    Michael McCarthy
    ------------------------------------------
Title:          Vice President
      ----------------------------------------
By:      /s/    Wendy C. Gilmer
    ------------------------------------------
Title:          Assistant Treasurer
      ----------------------------------------


CREDIT LYONNAIS NEW YORK BRANCH


By:      /s/    Sebastian Rocco
    ------------------------------------------
Title:          Senior Vice President
      ----------------------------------------


HARRIS TRUST AND SAVINGS BANK


By:      /s/    Charles Howes
    ------------------------------------------
Title:          Vice President
      ----------------------------------------






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Van Kampen Prime Rate Income Trust
Van Kampen Senior Floating Rate Fund
June 13, 2000



Accepted and agreed to
as of June 13, 2000


VAN KAMPEN PRIME RATE INCOME TRUST


By:      /s/    John Sullivan
    ------------------------------------------
Title:          Treasurer
      ----------------------------------------

VAN KAMPEN SENIOR FLOATING RATE FUND


By:      /s/    John Sullivan
    ------------------------------------------
Title:          Treasurer
      ----------------------------------------